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                                                                    Exhibit 10.3
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                              SECOND AMENDMENT TO
                             EMPLOYMENT AGREEMENT

     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Second Amendment") is made, dated and effective as of the 1st day of September, 1998 by and between IndyMac Mortgage Holdings, Inc., a Delaware corporation (formerly CWM Mortgage Holdings, Inc. and INMC Mortgage Holdings, Inc., and successor to Countrywide Asset Management Corporation, as Employer) (referred to herein as "Employer" and/or "Holdings") and Michael W. Perry ("Officer"). Capitalized terms not otherwise defined herein shall have the respective meanings given such terms in the Employment Agreement (as defined below).

                                  WITNESSETH

     WHEREAS, Employer and Officer have entered into that certain Employment Agreement dated as of November 14, 1996 (the "Employment Agreement"), pursuant to which Officer has agreed to serve, among other positions, as President of Holdings;

     WHEREAS, the Employment Agreement was previously amended to provide for the approval of the Employment Agreement by the shareholders of Holdings at the 1997 annual meeting of Holdings;

     WHEREAS, Employer has proposed and Officer has agreed to further amend the Employment Agreement to provide for the grant of restricted stock, in addition to stock options, and to clarify certain provisions of the Employment Agreement; and

     WHEREAS, Employer and Officer wish to amend the Employment Agreement on the terms and subject to the conditions set forth herein below.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Section 4(c) of the Employment Agreement is hereby amended to read in its entirety as follows:

     "Stock Options and Restricted Stock. As soon as practicable after the date first written above, Employer shall grant to Officer a stock option in respect of 200,000 shares of the Employer's common stock, such option to become exercisable as to 66,667 shares, 66,666 shares and 66,667 shares on each of the first three (3) anniversaries of the date of grant. Beginning with the 1997 Fiscal Year and in respect of each of the following Fiscal Years during the term of this Agreement, Employer may also grant to Officer stock options and/or restricted stock for such number of shares of Employer's common stock as the Compensation Committee in its sole discretion determines, taking into account
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     Officer's and Employer's performance and the competitive practices then prevailing regarding the granting of stock options and restricted stock. Subject to the foregoing, it is anticipated that the number of shares in respect of each annual stock option grant shall be between 100,000 and 150,000, with the annual grant normally targeted at 125,000 shares for "good performance," as determined by the Compensation Committee; provided that the Compensation Committee may increase the number of shares in respect of any annual stock option or restricted stock grant according to the recommendation of the Chief Executive Officer of Employer and/or any qualified outside consultant retained by Employer for the purpose of evaluating executive compensation. The stock options and/or restricted stock described in this Section 4(c) in respect of a Fiscal Year shall be granted at the same time as Employer grants stock options and/or restricted stock to its other senior executives in respect of such Fiscal Year.

     All stock options granted in accordance with this Section 4(c): (i) shall be granted pursuant to Employer's current stock option plan, or such other stock option plan or plans as may be or come into effect during the term of this Agreement, (ii) shall have a per share exercise price equal to the fair market value (as defined in the current Plan or such other plan or plans) of the common stock at the time of grant, (iii) shall become exercisable in three equal installments on each of the first three anniversaries of the date of grant, (iv) shall become immediately and fully exercisable in the event of a Change in Control (as defined in Appendix B) or in the event that Officer's employment is terminated due to death or Disability or by Employer other than for Cause (as defined in Section 5(c)), and (v) shall be subject to such other reasonable and consistent terms and conditions as may be determined by the Compensation Committee and set forth in the agreement evidencing the award. All restricted stock granted in accordance with this Section 4(c): (i) shall be granted pursuant to Employer's current stock option plan, or such other stock option plan or plans as may be in effect or come into effect during the term of this Agreement, (ii) shall be priced and vest in accordance with the terms set by the Compensation Committee, (iii) shall become immediately and fully vested in the event of a Change in Control (as defined in Appendix B) or in the event that Officer's employment is terminated due to death or Disability or by Employer other than for Cause (as defined in Section 5(c)), and (iv) shall be subject to such other reasonable and consistent terms and conditions as may be determined by the Compensation Committee and set forth in the Agreement or other document evidencing the award."

     2. The last sentence of Section 5(b) is hereby amended to read in its entirety as follows:

     "This Agreement in all other respects will terminate upon the death of Officer; provided, however, that (i) the termination of the Agreement shall not affect Officer's entitlement to all other benefits in which he has become vested or which

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     are otherwise payable in respect of periods ending prior to its termination, and (ii) to the extent not otherwise vested, all outstanding stock options and restricted stock granted to Officer pursuant to Section 4(c) will vest upon his death."

     3. Section 5(d)(i) of the Employment Agreement is hereby amended to read in its entirety as follows:

     "Except as provided in Section 5(d)(ii) below, if during the term of this Agreement, Officer's employment shall be terminated by Employer other than for Cause, or by Officer because Employer has committed a "Material Breach" of this Agreement, then Employer shall:

      (1) pay Officer in a single payment as soon as practicable after the Termination Date, but in no event later than thirty (30) days thereafter, (A) an amount in cash equal to one year of Officer's base salary at the Annual Rate at the Termination Date and (B) an amount equal to the incentive compensation paid or payable to Officer pursuant to Section 4(b) in respect of the Fiscal Year immediately preceding the Fiscal Year in which Officer's Termination Date occurs; provided, however, that in the event the first anniversary of the Termination Date occurs on a date prior to the end of a Fiscal Year, Employer shall also pay Officer an amount equal to the product of (x) the incentive compensation paid or payable to Officer pursuant to
          Section 4(b) in respect of the Fiscal Year immediately preceding the Fiscal Year in which Officer's Termination Date occurs and (y) a fraction, the numerator of which is (i) the number of days elapsed since the end of the immediately preceding Fiscal Year through Officer's Termination Date and (ii) the denominator of which is 365, and

      (2) until the first anniversary of such Termination Date, provide the benefits specified in the last sentence of Section 4(d) hereof.

     Employer shall also pay in a single payment as soon as practicable after the Termination Date, but in no event later than thirty (30) days thereafter, any unpaid incentive compensation payable to Officer pursuant to Section 4(b) in respect of the Fiscal Year immediately preceding the Fiscal Year in which Officer's Termination Date occurs, as calculated pursuant to the terms and conditions of this Agreement, including, but not limited to, the terms of Appendix A. For the purpose of this provision, the term "Material Breach" shall mean a material breach of this Agreement by Employer which is committed in bad faith and which is not remedied within a reasonable period of time after receipt of written notice from Officer specifying such breach.

     4. Section 8(k)(i)(A) of the Employment Agreement is hereby amended to read in its entirety as follows:

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     "engage in any business, whether as an employee, consultant, partner, principal, agent, representative or stockholder (other than as a stockholder of less than a one percent (1%) equity interest) or in any other corporate or representative capacity with any other business whether in corporate, proprietorship, or partnership form or otherwise, where such business is engaged in any activity which competes with the business of Employer (or its subsidiaries or affiliates, including Countrywide Credit Industries, Inc. and its subsidiaries) as conducted on the date Officer's employment terminated or which will compete with any proposed business activity of Employer (or its subsidiaries or affiliates, including Countrywide Credit Industries, Inc. and its subsidiaries) in the planning stage on such date;"

     5.  No Other Amendment.  Except as expressly amended herein, the Employment
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Agreement shall remain in full force and effect as currently written.

     6.  Counterparts.  This Amendment may be executed in any number of
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counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the day and year first above written.

                                        INDYMAC MORTGAGE HOLDINGS, INC.


                                        By \s\ Angelo R. Mozilo
                                           ---------------------------
                                        Name:  Angelo R. Mozilo
                                        Title: Chief Executive Officer


                                        By: \s\ Michael W. Perry
                                           ---------------------------
                                        Name:  Michael W. Perry
                                        Title: President


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